5

Exhibit 99.1

KELLY SERVICES, INC. AND SUBSIDIARIES

2006 QUARTERLY RESULTS OF OPERATIONS

(In thousands of dollars except per share data)

	First Qtr.	Second Qtr.	Third Qtr.	Fourth Qtr.	Full Year
Revenue from services	$1,335,605	$1,392,886	$1,396,911	$1,421,376	$5,546,778
Cost of services	1,122,569	1,169,538	1,166,061	1,181,884	4,640,052

Gross profit	213,036	223,348	230,850	239,492	906,726
Selling, general and administrative expenses	200,240	203,384	207,870	217,191	828,685

Earnings from operations	12,796	19,964	22,980	22,301	78,041
Other income, net	40	465	348	618	1,471

Earnings from continuing operations before taxes	12,836	20,429	23,328	22,919	79,512
Income taxes	4,664	8,579	6,893	2,591	22,727

Earnings from continuing operations	8,172	11,850	16,435	20,328	56,785
Earnings from discontinued operations, net of tax	386	823	1,383	4,114	6,706

Net earnings	$8,558	$12,673	$17,818	$24,442	$63,491

Basic earnings per share
Earnings from continuing operations	$0.23	$0.33	$0.46	$0.56	$1.58
Earnings from discontinued operations	0.01	0.02	0.04	0.11	0.19

Net earnings	$0.24	$0.35	$0.49	$0.68	$1.76

Diluted earnings per share
Earnings from continuing operations	$0.23	$0.33	$0.45	$0.56	$1.56
Earnings from discontinued operations	0.01	0.02	0.04	0.11	0.18

Net earnings	$0.24	$0.35	$0.49	$0.67	$1.75